November 2019 Pricing Supplement No. A328 Registration Statement No. 333-218604-02 Dated November 19, 2019 Filed pursuant to Rule 424(b)(2)

STRUCTURED INVESTMENTS

PLUS Based on the Value of a Weighted Basket Consisting of Six Basket Components due December 24, 2020

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

The securities are unsecured obligations of Credit Suisse, will pay no interest and do not guarantee any return of principal at maturity. At maturity, if the Basket has appreciated in value, investors will receive the principal amount of their investment plus leveraged upside performance of the Basket, subject to the Maximum Payment at Maturity. However, if the Basket has depreciated in value, investors will lose 1% for each 1% decline in the level of the Basket from the Initial Basket Level to the Final Basket Level. Under these circumstances, the Payment at Maturity will be less than the principal amount and could be zero. Accordingly, you may lose your entire investment. The securities are for investors who seek an equity component-based return and who are willing to risk their principal and forgo current income and upside above the Maximum Payment at Maturity in exchange for the leverage feature, which applies for a limited range of upside performance of the Basket. Investors may lose their entire investment in the securities.

All payments on the securities, including the repayment of principal, are subject to the credit risk of Credit Suisse.

KEY TERMS
Issuer:	Credit Suisse AG (“Credit Suisse”), acting through its London branch.
Basket:	Basket Component	Ticker	Initial Component Level	Component Weighting
	S&P 500® Index	SPX <Index>	3120.18	40/100
	Russell 2000® Index	RTY <Index>	1598.292	12/100
	EURO STOXX 50® Index	SX5E <Index>	3696.56	12/100
	WisdomTree® Japan Hedged Equity Fund	DXJ UP <Equity>	$54	12/100
	Industrial Select Sector SPDR® Fund	XLI UP <Equity>	$81.93	12/100
	Financial Select Sector SPDR® Fund	XLF UP <Equity>	$29.87	12/100
	For more information on the Basket Components, see “The Basket Components” herein.
Aggregate Principal Amount:	$5,912,600
Principal Amount:	$10 per security. The securities are offered at a minimum investment of 100 securities at $10 per security (representing a $1,000 investment), and integral multiples of $10 in excess thereof.
Price to Public:	$10 per security (see “Commissions and Price to Public” below)
Payment at Maturity:	If the Final Basket Level is greater than the Initial Basket Level, the lesser of (i) the Maximum Payment at Maturity and (ii) an amount calculated as follows:
$10 + Leveraged Upside Payment
In no event will the Payment at Maturity exceed the Maximum Payment at Maturity.
If the Final Basket Level is less than or equal to the Initial Basket Level, an amount calculated as follows:
$10 × Basket Performance Factor
Under these circumstances, the Payment at Maturity will be less than or equal to the principal amount of $10.
Leveraged Upside Payment:	$10 × Leverage Factor × Basket Percent Increase
Listing:	The securities will not be listed on any securities exchange.
Key Terms continued on the following page

Investing in the securities involves a number of risks. See “Selected Risk Considerations” beginning on page 7 of this pricing supplement and “Risk Factors” beginning on page PS-3 of any accompanying product supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities or passed upon the accuracy or the adequacy of this pricing supplement or the accompanying underlying supplement, any product supplement, the prospectus supplement and the prospectus. Any representation to the contrary is a criminal offense.

Commissions and Price to Public	Price to Public	Underwriting Discounts and Commissions	Proceeds to Issuer
Per security	$10	$0.175(1)
		$0.05(2)	$9.775
Total	$5,912,600	$133,033.50	$5,779,566.50

(1) We or one of our affiliates will pay to Morgan Stanley Smith Barney LLC (“MSSB”) discounts and commissions of $0.225 per $10 principal amount of securities, of which $0.05 per $10 principal amount of securities will be paid as a structuring fee. For more detailed information, please see “Supplemental Plan of Distribution (Conflicts of Interest)” in this pricing supplement.

(2) Reflects a structuring fee payable to MSSB by Credit Suisse Securities (USA) LLC (“CSSU”) or one of its affiliates of $0.05 for each security.

The agent for this offering, CSSU, is our affiliate. For more information, see “Supplemental Plan of Distribution (Conflicts of Interest)” in this pricing supplement.

Credit Suisse currently estimates the value of each $10 principal amount of the securities on the Trade Date is $9.738 (as determined by reference to our pricing models and the rate we are currently paying to borrow funds through issuance of the securities (our “internal funding rate”)). See “Selected Risk Considerations” in this pricing supplement.

The securities are not deposit liabilities and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency of the United States, Switzerland or any other jurisdiction.

Credit Suisse

PLUS Based on the Value of a Weighted Basket Consisting of Six Basket Components due December 24, 2020

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Key Terms continued from previous page:
Basket Percent Increase:	Final Basket Level – Initial Basket Level Initial Basket Level
Basket Performance Factor:	Final Basket Level Initial Basket Level
Initial Component Level:	For each Basket Component, the closing level of such Basket Component on the Trade Date.
Final Component Level:	For each Basket Component, the closing level of such Basket Component on the Valuation Date
Basket Component Return:	For each Basket Component, the Final Component Level divided by the Initial Component Level. “SPX Component Return” is the Basket Component Return for the S&P 500® Index. “RTY Component Return” is the Basket Component Return for the Russell 2000® Index. “SX5E Component Return” is the Basket Component Return for the EURO STOXX 50® Index. “DXJ Component Return” is the Basket Component Return for the WisdomTree® Japan Hedged Equity Fund. “XLI Component Return” is the Basket Component Return for the Industrial Select Sector SPDR® Fund. “XLF Component Return” is the Basket Component Return for the Financial Select Sector SPDR® Fund.
Initial Basket Level:	Set equal to 100 on the Trade Date.
Final Basket Level:	100 x [(SPX Component Return x SPX Component Weighting) + (RTY Component Return x RTY Component Weighting) + (SX5E Component Return x SX5E Component Weighting) + (DXJ Component Return x DXJ Component Weighting) + (XLI Component Return x XLI Component Weighting) + (XLF Component Return x XLF Component Weighting)]
Leverage Factor:	300%
Maximum Payment at Maturity:	$11.285 per security (112.85% of the principal amount).
Trade Date:	November 19, 2019
Settlement Date:	November 22, 2019 (3 business days after the Trade Date). Delivery of the securities in book-entry form only will be made through The Depository Trust Company.
Valuation Date:	December 21, 2020, subject to postponement as set forth in any accompanying product supplement under “Description of the Securities—Postponement of calculation dates.”
Maturity Date:	December 24, 2020, subject to postponement as set forth in any accompanying product supplement under “Description of the Securities—Postponement of calculation dates.” If the Maturity Date is not a business day, the Payment at Maturity will be payable on the first following business day, unless that business day falls in the next calendar month, in which case payment will be made on the first preceding business day.
CUSIP/ISIN:	22550K608 / US22550K6082
Distributor:	MSSB. See “Supplemental Plan of Distribution.”
Calculation Agent:	Credit Suisse International

PLUS Based on the Value of a Weighted Basket Consisting of Six Basket Components due December 24, 2020

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Additional Terms Specific to the Securities

You should read this pricing supplement together with the underlying supplement dated April 19, 2018, the product supplements dated June 30, 2017, the prospectus supplement dated June 30, 2017 and the prospectus dated June 30, 2017, relating to our Medium-Term Notes of which these securities are a part. You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

•	Underlying Supplement dated April 19, 2018:

https://www.sec.gov/Archives/edgar/data/1053092/000095010318004962/dp89590_424b2-underlying.htm

•	Product Supplement No. I–B dated June 30, 2017:

http://www.sec.gov/Archives/edgar/data/1053092/000095010317006316/dp77781_424b2-ib.htm

•	Product Supplement No. I-C dated June 30, 2017:

https://www.sec.gov/Archives/edgar/data/1053092/000095010317006317/dp77785_424b2-ic.htm

•	Prospectus Supplement and Prospectus dated June 30, 2017:

http://www.sec.gov/Archives/edgar/data/1053092/000104746917004364/a2232566z424b2.htm

In the event the terms of the securities described in this pricing supplement differ from, or are inconsistent with, the terms described in the underlying supplement, any product supplement, the prospectus supplement or prospectus, the terms described in this pricing supplement will control.

Our Central Index Key, or CIK, on the SEC website is 1053092. As used in this pricing supplement, “we,” “us,” or “our” refers to Credit Suisse.

This pricing supplement, together with the documents listed above, contains the terms of the securities and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, fact sheets, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. We may, without the consent of the registered holder of the securities and the owner of any beneficial interest in the securities, amend the securities to conform to its terms as set forth in this pricing supplement and the documents listed above, and the trustee is authorized to enter into any such amendment without any such consent. You should carefully consider, among other things, the matters set forth in “Selected Risk Considerations” in this pricing supplement and “Risk Factors” in any accompanying product supplement, “Foreign Currency Risks” in the accompanying prospectus, and any risk factors we describe in the combined Annual Report on Form 20-F of Credit Suisse Group AG and us incorporated by reference therein, and any additional risk factors we describe in future filings we make with the SEC under the Securities Exchange Act of 1934, as amended, as the securities involve risks not associated with conventional debt securities. You should consult your investment, legal, tax, accounting and other advisors before deciding to invest in the securities.

Prohibition of Sales to EEA Retail Investors

The securities may not be offered, sold or otherwise made available to any retail investor in the European Economic Area. For the purposes of this provision:

(a) the expression “retail investor” means a person who is one (or more) of the following:

(i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or

(ii) a customer within the meaning of Directive 2002/92/EC, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or

(iii) not a qualified investor as defined in Directive 2003/71/EC; and

(b) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the securities offered so as to enable an investor to decide to purchase or subscribe the securities.

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PLUS Based on the Value of a Weighted Basket Consisting of Six Basket Components due December 24, 2020

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Investment Summary

Performance Leveraged Upside Securities

Principal at Risk Securities

The PLUS Based on the Value of a Weighted Basket Consisting of Six Basket Components due December 24, 2020 can be used:

▪	As an alternative to direct exposure to the Basket Components that enhances returns for a certain range of positive performance of the Basket Components, subject to the Maximum Payment at Maturity.

▪	To enhance returns and potentially outperform the Basket Components in a moderately bullish scenario.

▪	To achieve similar levels of upside exposure to the Basket Components as a direct investment, subject to the Maximum Payment at Maturity, while using fewer dollars by taking advantage of the Leverage Factor.

The securities are exposed on a 1:1 basis to the negative performance of the Basket.

Maturity:	Approximately 13 months.
Leverage Factor:	300% (applicable only if the Final Basket Level is greater than the Initial Basket Level).
Maximum Payment at Maturity:	$11.285 per security (112.85% of the principal amount).
Minimum Payment at Maturity:	None. Investors may lose their entire initial investment in the securities.
Coupon:	None.

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Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Key Investment Rationale

The securities offer leveraged exposure to a certain range of positive performance of a weighted basket consisting of six Basket Components. In exchange for enhanced performance of 300% of the appreciation of the Basket, investors forgo performance above the Maximum Payment at Maturity of $11.285 per security. At maturity, if the Basket has appreciated in value, investors will receive the principal amount of their investment plus leveraged upside performance of the Basket, subject to the Maximum Payment at Maturity. However, if the Basket has depreciated in value, investors will lose 1% for every 1% decline in the level of the Basket from the Initial Basket Level to the Final Basket Level. Under these circumstances, the Payment at Maturity will be less than the principal amount and could be zero. Investors may lose their entire initial investment in the securities. All payments on the securities are subject to the credit risk of Credit Suisse.

Leveraged Performance	The securities offer investors an opportunity to capture enhanced returns relative to a direct investment in the Basket Components within a certain range of positive performance.
Upside Scenario	The Basket increases in value, and, at maturity, you receive a full return of principal as well as 300% of the increase in the value of the Basket, subject to the Maximum Payment at Maturity of $11.285 per security (112.85% of the principal amount). For example, if the Final Basket Level is 3% greater than the Initial Basket Level, the securities will provide a total return of 9% at maturity.
Par scenario	The Final Basket Level is equal to the Initial Basket Level. In this case, you receive the principal amount of $10 at maturity.
Downside Scenario	The Basket declines in value, and, at maturity, the securities redeem for less than the principal amount by an amount proportionate to the decline in the value of the Basket from the Initial Basket Level to the Final Basket Level. For example, if the Final Basket Level is 30% less than the Initial Basket Level, the securities will redeem at maturity for a loss of 30% of principal at $7, or 70% of the principal amount. There is no minimum Payment at Maturity on the securities, and you could lose your entire investment.

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PLUS Based on the Value of a Weighted Basket Consisting of Six Basket Components due December 24, 2020

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

How the Securities Work

The numbers appearing in the sections below have been rounded for ease of analysis.

Payoff Diagram

The payoff diagram below illustrates the Payment at Maturity on the securities based on the following terms:

Principal Amount:	$10 per security
Leverage Factor:	300%
Maximum Payment at Maturity:	$11.285 per security (112.85% of the principal amount)
Minimum Payment at Maturity:	None

Securities Payoff Diagram

See the next page for a description of how the securities work.

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Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

How it works

▪	Upside Scenario. If the Final Basket Level is greater than the Initial Basket Level, the investor would receive the $10 principal amount plus 300% of the appreciation of the Basket from the Initial Basket Level to the Final Basket Level, subject to the Maximum Payment at Maturity. Under the terms of the securities, an investor will realize the Maximum Payment at Maturity at a Final Basket Level of approximately 104.283% of the Initial Basket Level.

▪	If the Basket appreciates 2%, the investor would receive a 6% return, or $10.60 per security.

▪	If the Basket appreciates 40%, the investor would receive only the Maximum Payment at Maturity of $11.285 per security, or 112.85% of the principal amount.

▪	Par Scenario. If the Final Basket Level is equal to the Initial Basket Level, the investor would receive the $10 principal amount.

▪	Downside Scenario. If the Final Basket Level is less than the Initial Basket Level, the investor would receive an amount that is less than the $10 principal amount, based on a 1% loss of principal for each 1% decline in the Basket. Under these circumstances, the Payment at Maturity will be less than the principal amount per security. There is no minimum Payment at Maturity on the securities.

▪	If the Basket depreciates 30%, the investor would lose 30% of the investor’s principal and receive only $7 per security at maturity, or 70% of the principal amount.

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Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Selected Risk Considerations

This section describes the most significant risks relating to the securities. For a complete list of risk factors, please see any accompanying product supplement, prospectus and prospectus supplement. Investors should consult their financial and legal advisers as to the risks entailed by an investment in the securities and the suitability of the securities in light of their particular circumstances.

▪	The investment in the securities may result in a loss. The securities do not guarantee any return of your principal amount. You could lose up to $10 per $10 principal amount of securities. If the Final Basket Level is less than the Initial Basket Level, you will lose 1% of your principal for each 1% decline in the level of the Basket from the Initial Basket Level to the Final Basket Level. Any payment on the securities is subject to our ability to pay our obligations as they become due.

▪	Regardless of the amount of any payment you receive on the securities, your actual yield may be different in real value terms. Inflation may cause the real value of any payment you receive on the securities to be less at maturity than it is at the time you invest. An investment in the securities also represents a forgone opportunity to invest in an alternative asset that generates a higher real return. You should carefully consider whether an investment that may result in a return that is lower than the return on alternative investments is appropriate for you.

▪	Limited appreciation potential. If the Final Basket Level is greater than the Initial Basket Level, for each $10 principal amount of securities, you will be entitled to receive at maturity the lesser of (i) the Maximum Payment at Maturity and (ii) the sum of $10 and the Leveraged Upside Payment, which will equal the product of (a) $10, (b) the Leverage Factor and (c) the percentage change of the Basket from the Initial Basket Level to the Final Basket Level. The Payment at Maturity will not exceed the Maximum Payment at Maturity, regardless of the appreciation in the level of the Basket, which may be significant.

▪	Changes in the levels of the Basket Components may offset each other. Movements in the levels of the Basket Components may not correlate with each other. At a time when the level of one of the Basket Components increases, the level of the other Basket Component may not increase as much or may even decline. Therefore, in calculating the Final Basket Level, an increase in the level of one of the Basket Components may be moderated, or more than offset, by a lesser increase or decline in the level of the other Basket Component. Because the S&P 500® Index is more heavily weighted than the other Basket Components, a decline in the S&P 500 Index will have a disproportionately adverse effect on the value of the Basket and may lead to poor performance even if the other Basket Components perform favorably.

▪	The Basket Components are not equally weighted. The securities are linked to a basket of six Basket Components, and the Basket Components have significantly different weights in determining the value of the Basket. The same percentage change in each of the six Basket Components could therefore have different effects on the Final Basket Level because of the unequal weighting. For example, if the weighting of one Basket Component is greater than the weighting of the other Basket Component, a 5% decrease from the Initial Component Level to the Final Component Level of the Basket Component with the greater weighting will have a greater impact on the Final Basket Level than a 5% increase from the Initial Component Level to the Final Component Level of the Basket Component with the lesser weighting.

▪	The securities are subject to the credit risk of Credit Suisse. Investors are dependent on our ability to pay all amounts due on the securities and, therefore, if we were to default on our obligations, you may not receive any amounts owed to you under the securities. In addition, any decline in our credit ratings, any adverse changes in the market’s view of our creditworthiness or any increase in our credit spreads is likely to adversely affect the value of the securities prior to maturity.

▪	The securities do not pay interest. We will not pay interest on the securities. You may receive less at maturity than you could have earned on ordinary interest-bearing debt securities with similar maturities, including other of our debt securities, since the Payment at Maturity at maturity is based on the performance of the Basket. Because the Payment at Maturity due at maturity may be less than the amount originally invested in the securities, the return on the securities (the

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Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

effective yield to maturity) may be negative. Even if it is positive, the return payable on each security may not be enough to compensate you for any loss in value due to inflation and other factors relating to the value of money over time.

▪	The probability that the Final Basket Level will be less than the Initial Basket Level will depend on the volatility of the Basket Components. “Volatility” refers to the frequency and magnitude of changes in the levels of the Basket Components. The greater the expected volatility with respect to the Basket Components on the Trade Date, the higher the expectation as of the Trade Date that the Final Basket Level could be less than the Initial Basket Level, indicating a higher expected risk of loss on the securities. The terms of the securities are set, in part, based on expectations about the volatility of the Basket Components as of the Trade Date. The volatility of the Basket Components can change significantly over the term of the securities. The levels of the Basket Components could fall sharply, which could result in a significant loss of principal. You should be willing to accept the downside market risk of the Basket Components and the potential to lose a significant amount of your principal at maturity.

▪	The securities are linked to the Russell 2000® Index and are subject to the risks associated with small-capitalization companies. The Russell 2000® Index is composed of equity securities issued by companies with relatively small market capitalization. These equity securities often have greater stock price volatility, lower trading volume and less liquidity than the equity securities of large-capitalization companies, and are more vulnerable to adverse business and economic developments than those of large-capitalization companies. In addition, small-capitalization companies are typically less established and less stable financially than large-capitalization companies. These companies may depend on a small number of key personnel, making them more vulnerable to loss of personnel. Such companies tend to have smaller revenues, less diverse product lines, smaller shares of their product or service markets, fewer financial resources and less competitive strengths than large-capitalization companies and are more susceptible to adverse developments related to their products. Therefore, the Russell 2000® Index may be more volatile than it would be if it were composed of equity securities issued by large-capitalization companies.

▪	The closing level of the EURO STOXX 50® Index will not be adjusted for changes in exchange rates relative to the U.S. Dollar even though the equity securities included in the EURO STOXX 50® Index are traded in a foreign currency and the securities are denominated in U.S. Dollars. The value of your securities will not be adjusted for exchange rate fluctuations between the U.S. Dollar and the currencies in which the equity securities included in the EURO STOXX 50® Index are based. Therefore, if the applicable currencies appreciate or depreciate relative to the U.S. Dollar over the term of the securities, you will not receive any additional payment or incur any reduction in your return, if any, at maturity.

▪	Foreign securities markets risk. Some or all of the assets included in the EURO STOXX 50® Index and the WisdomTree® Japan Hedged Equity Fund are issued by foreign companies and trade in foreign securities markets. Investments in the securities therefore involve risks associated with the securities markets in those countries, including risks of volatility in those markets, government intervention in those markets and cross shareholdings in companies in certain countries. Also, foreign companies are generally subject to accounting, auditing and financial reporting standards and requirements and securities trading rules different from those applicable to U.S. reporting companies. The equity securities included in the EURO STOXX 50® Index and the WisdomTree® Japan Hedged Equity Fund may be more volatile than domestic equity securities and may be subject to different political, market, economic, exchange rate, regulatory and other risks, including changes in foreign governments, economic and fiscal policies, currency exchange laws or other laws or restrictions. Moreover, the economies of foreign countries may differ favorably or unfavorably from the economy of the United States in such respects as growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency. These factors may adversely affect the values of the equity securities included in the EURO STOXX 50® Index and the WisdomTree® Japan Hedged Equity Fund, and therefore the performance of the EURO STOXX 50® Index and the WisdomTree® Japan Hedged Equity Fund and the value of the securities.

▪	Currency exchange risk. The securities, which are denominated in U.S. dollars, are subject to currency exchange risk through their exposure to the performance of the WisdomTree® Japan Hedged Equity Fund, which measures the performance of certain foreign stocks. Currency markets may be highly volatile, particularly in relation to emerging or developing nations’ currencies and, in certain market conditions, also in relation to developed nations’ currencies. Significant changes, including changes in liquidity and prices, can occur in such markets within very short periods of

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Principal at Risk Securities

time. Foreign currency rate risks include, but are not limited to, convertibility risk and market volatility and potential interference by foreign governments through regulation of local markets, foreign investment or particular transactions in foreign currency. These factors may adversely affect the values of the component equity securities held by the WisdomTree® Japan Hedged Equity Fund, the level of the WisdomTree® Japan Hedged Equity Fund and the value of the securities.

The WisdomTree® Japan Hedged Equity Fund intends to enter into forward currency contracts or futures contracts designed to offset the WisdomTree® Japan Hedged Equity Fund’s exposure to the Japanese yen. While this approach is designed to hedge against the impact of currency fluctuations on WisdomTree® Japan Hedged Equity Fund returns, the return of the forward currency contracts and currency futures contracts may not perfectly offset the actual fluctuations between the yen and the U.S. dollar. Moreover, currency exchange transactions involve a significant degree of risk and the markets in which currency exchange transactions are effected are highly volatile, highly specialized and highly technical. Significant changes, including changes in liquidity and prices, can occur in such markets within very short periods of time, often within minutes. Currency exchange trading risks include, but are not limited to, exchange rate risk, maturity gap, interest rate risk, and potential interference by foreign governments through regulation of local exchange markets, foreign investment or particular transactions in foreign currency. If the WisdomTree® Japan Hedged Equity Fund utilizes foreign currency transactions at an inappropriate time, such transactions may not serve their intended purpose of improving the correlation of a WisdomTree® Japan Hedged Equity Fund’s return with the performance of the WisdomTree® Japan Hedged Equity Index and may lower the WisdomTree® Japan Hedged Equity Fund’s return. The WisdomTree® Japan Hedged Equity Fund could experience losses if the value of any currency forwards and futures positions is poorly correlated with its other investments or if it could not close out its positions because of an illiquid market. Such contracts are subject to the risk that the counterparty will default on its obligations. In addition, the WisdomTree® Japan Hedged Equity Fund will incur transaction costs, including trading commissions, in connection with certain foreign currency transactions.

▪	The performance of the shares of the WisdomTree® Japan Hedged Equity Fund will not likely benefit from the appreciation of the Japanese yen relative to the U.S. dollar. The WisdomTree Japan Hedged Equity Fund’s currency hedge strategy will likely result in lower returns in the shares of the WisdomTree Japan Hedged Equity Fund than an equivalent unhedged investment when the Japanese yen is rising relative to the U.S. dollar. Consequently, the weakening of the U.S. dollar relative to the Japanese yen is not expected to have any positive impact on the shares of the WisdomTree Japan Hedged Equity Fund (as compared to returns of an equivalent unhedged investment).

▪	There are risks associated with the WisdomTree® Japan Hedged Equity Fund, the Industrial Select Sector SPDR® Fund and the Financial Select Sector SPDR® Fund. Although shares of the WisdomTree® Japan Hedged Equity Fund, the Industrial Select Sector SPDR® Fund and the Financial Select Sector SPDR® Fund (each, a “Reference Fund”) are listed for trading on a national securities exchange and a number of similar products have been traded on various national securities exchanges for varying periods of time, there is no assurance that an active trading market will continue for the shares of the Reference Funds or that there will be liquidity in the trading market. Each Reference Fund is subject to management risk, which is the risk that a Reference Fund’s investment strategy, the implementation of which is subject to a number of constraints, may not produce the intended results. Pursuant to each Reference Fund’s investment strategy or otherwise, its investment advisor may add, delete or substitute the assets held by such Reference Fund. Any of these actions could adversely affect the price of the shares of each Reference Fund and consequently the value of the securities. For additional information on the Reference Funds, see “The Basket Components” herein.

▪	The performance and market value of each Reference Fund, particularly during periods of market volatility, may not correlate to the performance of its Tracked Index. Each Reference Fund will generally invest in all of the equity securities included in the index tracked by such Reference Fund (each such index, a “Tracked Index”), but may not fully replicate such Tracked Index. There may be instances where a Reference Fund’s investment advisor may choose to overweight another stock in such Reference Fund’s Tracked Index, purchase securities not included in such Reference Fund’s Tracked Index that such investment advisor believes are appropriate to substitute for a security included in such Tracked Index or utilize various combinations of other available investment techniques. In addition, the performance of each Reference Fund will reflect additional transaction costs and fees that are not included in the calculation of such Reference Fund’s Tracked Index. Finally, because the shares of each Reference Fund are traded on a national

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securities exchange and are subject to market supply and investor demand, the market value of one share of each Reference Fund may differ from the net asset value per share of such Reference Fund.

During periods of market volatility, securities held by each Reference Fund may be unavailable in the secondary market, market participants may be unable to calculate accurately the net asset value per share of such Reference Fund and the liquidity of such Reference Fund may be adversely affected. This kind of market volatility may also disrupt the ability of market participants to create and redeem shares in each Reference Fund. Further, market volatility may adversely affect, sometimes materially, the prices at which market participants are willing to buy and sell shares of each Reference Fund. As a result, under these circumstances, the market value of shares of each Reference Fund may vary substantially from the net asset value per share of such Reference Fund. For all the foregoing reasons, the performance of each Reference Fund may not correlate with the performance of its Tracked Index. For additional information on the Reference Funds, see “The Basket Components” herein.

▪	The stocks included in the Industrial Select Sector SPDR® Fund and the Financial Select Sector SPDR® Fund are concentrated in one particular sector. All of the stocks included in the Industrial Select Sector SPDR® Fund and the Financial Select Sector SPDR® Fund are issued by companies in a single sector. As a result, the stocks that will determine the performance of the Industrial Select Sector SPDR® Fund and the Financial Select Sector SPDR® Fund are concentrated in a single sector. Although an investment in the securities will not give holders any ownership or other direct interests in the stocks held by the Industrial Select Sector SPDR® Fund and the Financial Select Sector SPDR® Fund, the return on an investment in the securities will be subject to certain risks associated with a direct equity investment in companies in a single sector. Accordingly, by investing in the securities, you will not benefit from the diversification which could result from an investment linked to companies that operate in a broader range of sectors. For additional information on the Industrial Select Sector SPDR® Fund and the Financial Select Sector SPDR® Fund, see “The Basket Components” herein.

▪	Hedging and trading activity. We, any dealer or any of our or their respective affiliates may carry out hedging activities related to the securities, including in the Reference Funds or instruments related to the Basket Components. We, any dealer or our or their respective affiliates may also trade in the Reference Funds or instruments related to the Basket Components from time to time. Any of these hedging or trading activities on or prior to the Trade Date and during the term of the securities could adversely affect our payment to you at maturity.

▪	The estimated value of the securities on the Trade Date is less than the Price to Public. The initial estimated value of your securities on the Trade Date (as determined by reference to our pricing models and our internal funding rate) is less than the original Price to Public. The Price to Public of the securities includes any discounts or commissions as well as transaction costs such as expenses incurred to create, document and market the securities and the cost of hedging our risks as issuer of the securities through one or more of our affiliates (which includes a projected profit). These costs will be effectively borne by you as an investor in the securities. These amounts will be retained by Credit Suisse or our affiliates in connection with our structuring and offering of the securities (except to the extent discounts or commissions are reallowed to other broker-dealers or any costs are paid to third parties).

On the Trade Date, we value the components of the securities in accordance with our pricing models. These include a fixed income component valued using our internal funding rate, and individual option components valued using mid-market pricing. As such, the payout on the securities can be replicated using a combination of these components and the value of these components, as determined by us using our pricing models, will impact the terms of the securities at issuance. Our option valuation models are proprietary. Our pricing models take into account factors such as interest rates, volatility and time to maturity of the securities, and they rely in part on certain assumptions about future events, which may prove to be incorrect.

Because Credit Suisse’s pricing models may differ from other issuers’ valuation models, and because funding rates taken into account by other issuers may vary materially from the rates used by Credit Suisse (even among issuers with similar creditworthiness), our estimated value at any time may not be comparable to estimated values of similar securities of other issuers.

▪	Effect of interest rate in structuring the securities. The internal funding rate we use in structuring notes such as these securities is typically lower than the interest rate that is reflected in the yield on our conventional debt securities of similar maturity in the secondary market (our “secondary market credit spreads”). If on the Trade Date our internal

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funding rate is lower than our secondary market credit spreads, we expect that the economic terms of the securities will generally be less favorable to you than they would have been if our secondary market credit spread had been used in structuring the securities. We will also use our internal funding rate to determine the price of the securities if we post a bid to repurchase your securities in secondary market transactions. See “—Secondary Market Prices” below.

▪	Secondary market prices. If Credit Suisse (or an affiliate) bids for your securities in secondary market transactions, which we are not obligated to do, the secondary market price (and the value used for account statements or otherwise) may be higher or lower than the Price to Public and the estimated value of the securities on the Trade Date. The estimated value of the securities on the cover of this pricing supplement does not represent a minimum price at which we would be willing to buy the securities in the secondary market (if any exists) at any time. The secondary market price of your securities at any time cannot be predicted and will reflect the then-current estimated value determined by reference to our pricing models and other factors. These other factors include our internal funding rate, customary bid and ask spreads and other transaction costs, changes in market conditions and any deterioration or improvement in our creditworthiness. In circumstances where our internal funding rate is lower than our secondary market credit spreads, our secondary market bid for your securities could be more favorable than what other dealers might bid because, assuming all else equal, we use the lower internal funding rate to price the securities and other dealers might use the higher secondary market credit spread to price them. Furthermore, assuming no change in market conditions from the Trade Date, the secondary market price of your securities will be lower than the Price to Public because it will not include any discounts or commissions and hedging and other transaction costs. If you sell your securities to a dealer in a secondary market transaction, the dealer may impose an additional discount or commission, and as a result the price you receive on your securities may be lower than the price at which we may repurchase the securities from such dealer.

We (or an affiliate) may initially post a bid to repurchase the securities from you at a price that will exceed the then-current estimated value of the securities. That higher price reflects our projected profit and costs that were included in the Price to Public, and that higher price may also be initially used for account statements or otherwise. We (or our affiliate) may offer to pay this higher price, for your benefit, but the amount of any excess over the then-current estimated value will be temporary and is expected to decline over a period of approximately three months.

The securities are not designed to be short-term trading instruments and any sale prior to maturity could result in a substantial loss to you. You should be willing and able to hold your securities to maturity.

▪	Credit Suisse is subject to Swiss regulation. As a Swiss bank, Credit Suisse is subject to regulation by governmental agencies, supervisory authorities and self-regulatory organizations in Switzerland. Such regulation is increasingly more extensive and complex and subjects Credit Suisse to risks. For example, pursuant to Swiss banking laws, the Swiss Financial Market Supervisory Authority (FINMA) may open resolution proceedings if there are justified concerns that Credit Suisse is over-indebted, has serious liquidity problems or no longer fulfills capital adequacy requirements. FINMA has broad powers and discretion in the case of resolution proceedings, which include the power to convert debt instruments and other liabilities of Credit Suisse into equity and/or cancel such liabilities in whole or in part. If one or more of these measures were imposed, such measures may adversely affect the terms and market value of the securities and/or the ability of Credit Suisse to make payments thereunder and you may not receive any amounts owed to you under the securities.

▪	Lack of liquidity. The securities will not be listed on any securities exchange. Credit Suisse (or its affiliates) intends to offer to purchase the securities in the secondary market but is not required to do so. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities when you wish to do so. Because other dealers are not likely to make a secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which Credit Suisse (or its affiliates) is willing to buy the securities. If you have to sell your securities prior to maturity, you may not be able to do so or you may have to sell them at a substantial loss.

▪	Potential conflicts. We and our affiliates play a variety of roles in connection with the issuance of the securities, including acting as calculation agent and as agent of the issuer for the offering of the securities, hedging our obligations under the securities and determining their estimated value. In performing these duties, the economic interests of us and our affiliates are potentially adverse to your interests as an investor in the securities. For instance, as calculation agent, Credit Suisse International will determine the Initial Component Level and the Payment at Maturity. Moreover, certain determinations made by Credit Suisse International, in its capacity as calculation agent, may require it to exercise discretion and make subjective judgments, such as with respect to the occurrence or non-occurrence of market

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disruption events and the selection of a successor basket component or calculation of the closing level in the event of a market disruption event or discontinuance of the Basket Components. These potentially subjective determinations may adversely affect the payout to you at maturity, if any. In addition, hedging activities by us or our affiliates on or prior to the Trade Date could potentially increase the Initial Component Level, and therefore, could increase the levels at or above which the Basket Components must close so that you are not exposed to the negative performance of the Basket on the Valuation Date. Further, hedging activities may adversely affect any payment on or the value of the securities. Any profit in connection with such hedging activities will be in addition to any other compensation that we and our affiliates receive for the sale of the securities, which creates an additional incentive to sell the securities to you.

▪	Unpredictable economic and market factors will affect the value of the securities. The payout on the securities can be replicated using a combination of the components described in “The estimated value of the securities on the Trade Date is less than the Price to Public.” Therefore, in addition to the levels of the Basket Components, the terms of the securities at issuance and the value of the securities prior to maturity may be influenced by factors that impact the value of fixed income securities and options in general such as:

o       the expected and actual volatility of the Basket Components;

o       the time to maturity of the securities;

o        the dividend rate on the equity securities included in the Basket Components;

o       interest and yield rates in the market generally;

o       investors’ expectations with respect to the rate of inflation;

o       events affecting companies engaged in the industries tracked by the Reference Funds;

o	geopolitical conditions and economic, financial, political, regulatory or judicial events that affect the components included in the Basket Components or markets generally and which may affect the level of the Basket; and

o       our creditworthiness, including actual or anticipated downgrades in our credit ratings.

Some or all of these factors may influence the price that you will receive if you choose to sell your securities prior to maturity. The impact of any of the factors set forth above may enhance or offset some or all of any change resulting from another factor or factors.

▪	No ownership rights relating to the Basket Components. Your return on the securities will not reflect the return you would realize if you actually owned shares of the Reference Funds or the assets that comprise the Basket Components. The return on your investment is not the same as the total return you would receive based on the purchase of shares of the Reference Funds or the assets that comprise the Basket Components. For example, as a holder of the securities, you will not have voting rights or rights to receive cash dividends or other distributions or other rights with respect to shares of the Reference Funds or the assets that comprise the Basket Components.

▪	Adjustments to the S&P 500® Index, the Russell 2000® Index or the EURO STOXX 50® Index could adversely affect the value of the securities. The publisher of the S&P 500® Index, the Russell 2000® Index or the EURO STOXX 50® Index (each, a “Reference Index”) may add, delete or substitute the component stocks of such Reference Index or make other methodological changes that could change the value of such Reference Index. Any of these actions could adversely affect the value of the securities. The publisher of a Reference Index may also discontinue or suspend calculation or publication of such Reference Index at any time. In these circumstances, Credit Suisse International, as the calculation agent, will have the sole discretion to substitute a successor underlying that is comparable to the discontinued Reference Index. Credit Suisse International could have an economic interest that is different than that of investors in the securities insofar as, for example, Credit Suisse International is permitted to consider Reference Indices

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that are calculated and published by Credit Suisse International or any of its affiliates. If Credit Suisse International determines that there is no appropriate successor underlying on the Valuation Date, the amount payable at maturity will be based on the value of the Reference Indices, based on the closing prices of the stocks constituting the Reference Indices at the time of such discontinuance, without rebalancing or substitution, computed by Credit Suisse International as calculation agent in accordance with the formula for calculating the Reference Indices last in effect prior to such discontinuance, as compared to the Initial Basket Level.

▪	Anti-dilution protection is limited. The calculation agent will make anti-dilution adjustments for certain events affecting the Reference Funds. However, an adjustment will not be required in response to all events that could affect the Reference Funds. If an event occurs that does not require the calculation agent to make an adjustment, or if an adjustment is made but such adjustment does not fully reflect the economics of such event, the value of the securities may be materially and adversely affected. See “Description of the Securities—Adjustments” in the relevant product supplement.

▪	The U.S. federal tax consequences of an investment in the securities are unclear. There is no direct legal authority regarding the proper U.S. federal tax treatment of the securities, and we do not plan to request a ruling from the Internal Revenue Service (the “IRS”). Consequently, significant aspects of the tax treatment of the securities are uncertain, and the IRS or a court might not agree with the treatment of the securities as prepaid financial contracts that are treated as “open transactions.” If the IRS were successful in asserting an alternative treatment of the securities, the tax consequences of the ownership and disposition of the securities, including the timing and character of income recognized by U.S. investors and the withholding tax consequences to non-U.S. investors, might be materially and adversely affected. Even if the treatment of the securities described herein is respected, there is a substantial risk that a security will be treated as a “constructive ownership transaction,” with potentially adverse consequences described below under “United States Federal Tax Considerations.” Moreover, future legislation, Treasury regulations or IRS guidance could adversely affect the U.S. federal tax treatment of the securities, possibly retroactively.

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Supplemental Use of Proceeds and Hedging

We intend to use the proceeds of this offering for our general corporate purposes, which may include the refinancing of existing debt outside Switzerland. Some or all of the proceeds we receive from the sale of the securities may be used in connection with hedging our obligations under the securities through one or more of our affiliates. Such hedging or trading activities on or prior to the Trade Date and during the term of the securities (including on any calculation date, as defined in any accompanying product supplement) could adversely affect the value of the Basket Components and, as a result, could decrease the amount you may receive on the securities at maturity. For additional information, see “Supplemental Use of Proceeds and Hedging” in any accompanying product supplement.

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The Basket Components

S&P 500® Index

The S&P 500® Index, which is calculated, maintained and published by S&P Dow Jones Indices LLC (“S&P”), consists of stocks of 500 component companies selected to provide a performance benchmark for the U.S. equity markets. The calculation of the S&P 500® Index is based on the relative value of the float-adjusted aggregate market capitalization of the 500 component companies as of a particular time as compared to the aggregate average market capitalization of 500 similar companies during the base period of the years 1941 through 1943.

Information as of market close on November 19, 2019:

Bloomberg Ticker Symbol:	SPX
Current Closing Level:	3120.18
52 Weeks Ago (on 11/20/2018):	2641.89
52 Week High (on 11/18/2019):	3122.03
52 Week Low (on 12/24/2018):	2351.10

The following graph sets forth the daily closing levels of the S&P 500® Index for the period from January 2, 2014 through

November 19, 2019. The related table sets forth the published high and low closing levels, as well as end-of-quarter closing levels, of the S&P 500® Index for each quarter in the same period. The closing level of the S&P 500® Index on November 19, 2019 was 3120.18. We obtained the information in the table and graph below from Bloomberg Financial Markets without independent verification. You should not take the historical values of the S&P 500® Index as an indication of its future performance, and no assurance can be given as to the closing level of the S&P 500® Index on the Valuation Date.

For additional information about the S&P 500® Index, see “The Reference Indices—The S&P Dow Jones Indices—The S&P 500® Index” in the accompanying underlying supplement.

S&P 500® Index Daily Closing Levels January 2, 2014 to November 19, 2019

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S&P 500® Index	High	Low	Period End
2014
First Quarter	1878.04	1741.89	1872.34
Second Quarter	1962.87	1815.69	1960.23
Third Quarter	2011.36	1909.57	1972.29
Fourth Quarter	2090.57	1862.49	2058.90
2015
First Quarter	2117.39	1992.67	2067.89
Second Quarter	2130.82	2057.64	2063.11
Third Quarter	2128.28	1867.61	1920.03
Fourth Quarter	2109.79	1923.82	2043.94
2016
First Quarter	2063.95	1829.08	2059.74
Second Quarter	2119.12	2000.54	2098.86
Third Quarter	2190.15	2088.55	2168.27
Fourth Quarter	2271.72	2085.18	2238.83
2017
First Quarter	2395.96	2257.83	2362.72
Second Quarter	2453.46	2328.95	2423.41
Third Quarter	2519.36	2409.75	2519.36
Fourth Quarter	2690.16	2529.12	2673.61
2018
First Quarter	2872.87	2581.00	2640.87
Second Quarter	2786.85	2581.88	2718.37
Third Quarter	2930.75	2713.22	2913.98
Fourth Quarter	2925.51	2351.10	2506.85
2019
First Quarter	2854.88	2447.89	2834.40
Second Quarter	2954.18	2744.45	2941.76
Third Quarter	3025.86	2840.60	2976.74
Fourth Quarter (through November 19, 2019)	3122.03	2887.61	3120.18

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The Russell 2000® Index

The Russell 2000® Index, which is calculated, maintained and published by Russell Investments (“Russell”), is designed to track the performance of the small capitalization segment of the U.S. equity market. As a subset of the Russell 3000® Index (the “Russell 3000”), the Russell 2000® Index consists of approximately 2,000 of the smallest companies (based on a combination of their market capitalization and current index membership) included in the Russell 3000.

Information as of market close on November 19, 2019:

Bloomberg Ticker Symbol:	RTY
Current Closing Level:	1598.292
52 Weeks Ago (on 11/20/2018):	1469.009
52 Week High (on 5/6/2019):	1614.976
52 Week Low (on 12/24/2018):	1266.925

The following graph sets forth the daily closing levels of the Russell 2000® Index for the period from January 2, 2014 through

November 19, 2019. The related table sets forth the published high and low closing levels, as well as end-of-quarter closing levels, of the Russell 2000® Index for each quarter in the same period. The closing level of the Russell 2000® Index on November 19, 2019 was 1598.292. We obtained the information in the table and graph below from Bloomberg Financial Markets without independent verification. You should not take the historical values of the Russell 2000® Index as an indication of its future performance, and no assurance can be given as to the closing level of the Russell 2000® Index on the Valuation Date.

For additional information about the Russell 2000® Index, see “The Reference Indices—The FTSE Russell Indices—Russell 2000® Index” in the accompanying underlying supplement.

Russell 2000® Index Daily Closing Levels January 2, 2014 to November 19, 2019

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Russell 2000® Index	High	Low	Period End
2014
First Quarter	1208.651	1093.594	1173.038
Second Quarter	1192.964	1095.986	1192.964
Third Quarter	1208.150	1101.676	1101.676
Fourth Quarter	1219.109	1049.303	1204.696
2015
First Quarter	1266.373	1154.709	1252.772
Second Quarter	1295.799	1215.417	1253.947
Third Quarter	1273.328	1083.907	1100.688
Fourth Quarter	1204.159	1097.552	1135.889
2016
First Quarter	1114.028	953.715	1114.028
Second Quarter	1188.954	1089.646	1151.923
Third Quarter	1263.438	1139.453	1251.646
Fourth Quarter	1388.073	1156.885	1357.130
2017
First Quarter	1413.635	1345.598	1385.920
Second Quarter	1425.985	1345.244	1415.359
Third Quarter	1490.861	1356.905	1490.861
Fourth Quarter	1548.926	1464.095	1535.511
2018
First Quarter	1610.706	1463.793	1529.427
Second Quarter	1706.985	1492.531	1643.069
Third Quarter	1740.753	1653.132	1696.571
Fourth Quarter	1672.992	1266.925	1348.559
2019
First Quarter	1590.062	1330.831	1539.739
Second Quarter	1614.976	1465.487	1566.572
Third Quarter	1585.599	1456.039	1523.373
Fourth Quarter (through November 19, 2019)	1599.611	1472.598	1598.292

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EURO STOXX 50® Index

The EURO STOXX 50® Index, which is calculated, maintained and published by STOXX Limited, a company owned by Deutsche Börse AG and SIX Group AG, provides a blue-chip representation of supersector leaders in the Eurozone. The EURO STOXX 50® Index represents supersector leaders in the Eurozone in terms of free-float market capitalization and covers 50 stocks from 11 Eurozone countries: Austria, Belgium, Finland, France, Germany, Ireland, Italy, Luxembourg, the Netherlands, Portugal and Spain. Publication of the EURO STOXX 50® Index was introduced on February 26, 1998, with a base value of 1,000 as of December 31, 1991.

Information as of market close on November 19, 2019:

Bloomberg Ticker Symbol:	SX5E
Current Closing Level:	3696.56
52 Weeks Ago (on 11/20/2018):	3116.07
52 Week High (on 11/12/2019):	3712.20
52 Week Low (on 12/27/2018):	2937.36

The following graph sets forth the daily closing levels of the EURO STOXX 50® Index for the period from January 2, 2014 through November 19, 2019. The related table sets forth the published high and low closing levels, as well as end-of-quarter closing levels, of the EURO STOXX 50® Index for each quarter in the same period. The closing level of the EURO STOXX 50® Index on November 19, 2019 was 3696.56. We obtained the information in the table and graph below from Bloomberg Financial Markets without independent verification. You should not take the historical values of the EURO STOXX 50® Index as an indication of its future performance, and no assurance can be given as to the closing level of the EURO STOXX 50® Index on the Valuation Date.

For additional information about the EURO STOXX 50® Index, see the information set forth under “The Reference Indices—EURO STOXX 50® Index” in the accompanying underlying supplement.

EURO STOXX 50® Index Daily Closing Levels January 2, 2014 to November 19, 2019

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EURO STOXX 50® Index	High	Low	Period End
2014
First Quarter	3172.43	2962.49	3161.60
Second Quarter	3314.80	3091.52	3228.24
Third Quarter	3289.75	3006.83	3225.93
Fourth Quarter	3277.38	2874.65	3146.43
2015
First Quarter	3731.35	3007.91	3697.38
Second Quarter	3828.78	3424.30	3424.30
Third Quarter	3686.58	3019.34	3100.67
Fourth Quarter	3506.45	3069.05	3267.52
2016
First Quarter	3178.01	2680.35	3004.93
Second Quarter	3151.69	2697.44	2864.74
Third Quarter	3091.66	2761.37	3002.24
Fourth Quarter	3290.52	2954.53	3290.52
2017
First Quarter	3500.93	3230.68	3500.93
Second Quarter	3658.79	3409.78	3441.88
Third Quarter	3594.85	3388.22	3594.85
Fourth Quarter	3697.40	3503.96	3503.96
2018
First Quarter	3672.29	3278.72	3361.50
Second Quarter	3592.18	3340.35	3395.60
Third Quarter	3527.18	3293.36	3399.20
Fourth Quarter	3414.16	2937.36	3001.42
2019
First Quarter	3409.00	2954.66	3351.71
Second Quarter	3514.62	3280.43	3473.69
Third Quarter	3571.39	3282.78	3569.45
Fourth Quarter (through November 19, 2019)	3712.20	3413.31	3696.56

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The WisdomTree® Japan Hedged Equity Fund

We have derived all information contained herein regarding the WisdomTree® Japan Hedged Equity Fund from publicly available information. Such information reflects the policies of, and is subject to change by, WisdomTree Trust, which maintains and manages the WisdomTree® Japan Hedged Equity Fund, and WisdomTree Asset Management, Inc., which acts as investment advisor to the WisdomTree® Japan Hedged Equity Fund. We have not conducted any independent review or due diligence of any publicly available information with respect to the WisdomTree® Japan Hedged Equity Fund. The WisdomTree® Japan Hedged Equity Fund is an exchange-traded fund that seeks to provide investment results that, before expenses, correspond generally to the price and yield performance of publicly traded equity securities of companies in the WisdomTree® Japan Hedged Equity Index. The WisdomTree® Japan Hedged Equity Fund seeks to provide Japanese equity returns while mitigating or “hedging” against fluctuations between the value of the Japanese yen and the U.S. dollar. The WisdomTree® Japan Hedged Equity Fund attempts to mitigate the currency risk resulting from the WisdomTree® Japan Hedged Equity Fund’s exposure to the Japanese yen by entering into forward currency contracts or futures contracts on the Japanese yen.

The WisdomTree Trust is a registered investment company that consists of separate investment portfolios, including the WisdomTree® Japan Hedged Equity Fund. Information filed by the WisdomTree Trust with the SEC under the Securities Exchange Act and the Investment Company Act can be found by reference to its SEC file numbers: 333-132380 and 811-21864. Shares of the WisdomTree® Japan Hedged Equity Fund are listed on the NYSE Arca under ticker symbol “DXJ.” Information from outside sources is not incorporated by reference in, and should not be considered part of, this pricing supplement, any accompanying underlying supplement, product supplement, the prospectus supplement or the prospectus.

Information as of market close on November 19, 2019:

Bloomberg Ticker Symbol:	DXJ UP
Current Closing Level:	$54
52 Weeks Ago (on 11/20/2018):	$50.77
52 Week High (on 11/8/2019):	$54.76
52 Week Low (on 12/24/2018):	$44.87

The following graph sets forth the daily closing levels of the WisdomTree® Japan Hedged Equity Index for the period from January 2, 2014 through November 19, 2019. The related table sets forth the published high and low closing levels, as well as end-of-quarter closing levels, of the WisdomTree® Japan Hedged Equity Index for each quarter in the same period. The closing level of the WisdomTree® Japan Hedged Equity Index on November 19, 2019 was $54. We obtained the information in the table and graph below from Bloomberg Financial Markets without independent verification. You should not take the historical values of the WisdomTree® Japan Hedged Equity Index as an indication of its future performance, and no assurance can be given as to the closing level of the WisdomTree® Japan Hedged Equity Index on the Valuation Date.

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WisdomTree® Japan Hedged Equity Fund Daily Closing Levels January 2, 2014 to November 19, 2019

WisdomTree® Japan Hedged Equity Fund	High	Low	Period End
2014
First Quarter	$50.43	$45.07	$47.34
Second Quarter	$50.60	$44.84	$49.36
Third Quarter	$52.87	$48.48	$52.32
Fourth Quarter	$57.53	$46.84	$49.23
2015
First Quarter	$56.43	$47.42	$55.12
Second Quarter	$60.52	$54.92	$57.20
Third Quarter	$58.27	$47.72	$48.66
Fourth Quarter	$55.75	$48.89	$50.08
2016
First Quarter	$49.22	$39.08	$43.71
Second Quarter	$46.28	$37.74	$38.78
Third Quarter	$43.98	$37.55	$42.91
Fourth Quarter	$51.64	$42.79	$49.54
2017
First Quarter	$52.38	$49.18	$50.62
Second Quarter	$52.76	$47.99	$52.00
Third Quarter	$54.86	$50.85	$54.70
Fourth Quarter	$60.08	$54.88	$59.33
2018
First Quarter	$62.63	$52.91	$56.01
Second Quarter	$58.55	$53.59	$53.98
Third Quarter	$57.98	$52.92	$57.95
Fourth Quarter	$58.69	$44.87	$46.39
2019
First Quarter	$51.33	$45.44	$50.61
Second Quarter	$52.60	$46.87	$48.70
Third Quarter	$50.92	$45.17	$50.46
Fourth Quarter (through November 19, 2019)	$54.76	$49.12	$54

November 2019	Page 22

PLUS Based on the Value of a Weighted Basket Consisting of Six Basket Components due December 24, 2020

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Industrial Select Sector SPDR® Fund

We have derived all information contained herein regarding the Industrial Select Sector SPDR® Fund from publicly available information. Such information reflects the policies of, and is subject to change by, SSGA Funds Management, Inc., which maintains and manages the Industrial Select Sector SPDR® Fund and acts as investment advisor to the Industrial Select Sector SPDR® Fund. We have not conducted any independent review or due diligence of any publicly available information with respect to the Industrial Select Sector SPDR® Fund. The Industrial Select Sector SPDR® Fund is an exchange-traded fund that seeks to provide investment results that, before expenses, correspond generally to the price and yield performance of publicly traded equity securities of companies in the Industrial Select Sector Index.

The Select Sector SPDR Trust is a registered investment company that consists of separate investment portfolios, including the Industrial Select Sector SPDR® Fund. Information filed by the Select Sector SPDR Trust with the SEC under the Securities Exchange Act and the Investment Company Act can be found by reference to its SEC file numbers: 333-57791 and 811-08837. Shares of the Industrial Select Sector SPDR® Fund are listed on the NYSE Arca under ticker symbol “XLI.” Information from outside sources is not incorporated by reference in, and should not be considered part of, this pricing supplement, any accompanying underlying supplement, product supplement, the prospectus supplement or the prospectus.

Information as of market close on November 19, 2019:

Bloomberg Ticker Symbol:	XLI UP
Current Closing Level:	$81.93
52 Weeks Ago (on 11/20/2018):	$69.38
52 Week High (on 11/15/2019):	$82.31
52 Week Low (on 12/24/2018):	$60.34

The following graph sets forth the daily closing levels of the Industrial Select Sector SPDR® Fund for the period from January 2, 2014 through November 19, 2019. The related table sets forth the published high and low closing levels, as well as end-of-quarter closing levels, of the Industrial Select Sector SPDR® Fund for each quarter in the same period. The closing level of the Industrial Select Sector SPDR® Fund on November 19, 2019 was $81.93. We obtained the information in the table and graph below from Bloomberg Financial Markets without independent verification. You should not take the historical values of the Industrial Select Sector SPDR® Fund as an indication of its future performance, and no assurance can be given as to the closing level of the Industrial Select Sector SPDR® Fund on the Valuation Date.

November 2019	Page 23

PLUS Based on the Value of a Weighted Basket Consisting of Six Basket Components due December 24, 2020

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Industrial Select Sector SPDR® Fund Daily Closing Levels January 2, 2014 to November 19, 2019

Industrial Select Sector SPDR® Fund	High	Low	Period End
2014
First Quarter	$53.00	$48.64	$52.33
Second Quarter	$55.59	$50.90	$54.06
Third Quarter	$54.75	$51.40	$53.15
Fourth Quarter	$57.50	$49.54	$56.57
2015
First Quarter	$58.16	$54.37	$55.77
Second Quarter	$57.22	$54.03	$54.06
Third Quarter	$54.94	$48.83	$49.89
Fourth Quarter	$55.40	$49.78	$53.01
2016
First Quarter	$55.82	$48.02	$55.47
Second Quarter	$57.16	$53.10	$55.96
Third Quarter	$59.08	$55.67	$58.38
Fourth Quarter	$64.05	$56.42	$62.22
2017
First Quarter	$66.97	$62.59	$65.06
Second Quarter	$69.10	$64.02	$68.11
Third Quarter	$71.00	$67.15	$71.00
Fourth Quarter	$75.81	$70.23	$75.67
2018
First Quarter	$80.66	$72.74	$74.29
Second Quarter	$76.59	$71.26	$71.63
Third Quarter	$80.00	$71.56	$78.40
Fourth Quarter	$79.60	$60.34	$64.41
2019
First Quarter	$76.60	$62.77	$75.03
Second Quarter	$78.75	$72.05	$77.42
Third Quarter	$79.35	$72.89	$77.63
Fourth Quarter (through November 19, 2019)	$82.31	$74.07	$81.93

November 2019	Page 24

PLUS Based on the Value of a Weighted Basket Consisting of Six Basket Components due December 24, 2020

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Financial Select Sector SPDR® Fund

We have derived all information contained herein regarding the Financial Select Sector SPDR® Fund from publicly available information. Such information reflects the policies of, and is subject to change by, SSGA Funds Management, Inc., which maintains and manages the Financial Select Sector SPDR® Fund and acts as investment advisor to the Financial Select Sector SPDR® Fund. We have not conducted any independent review or due diligence of any publicly available information with respect to the Financial Select Sector SPDR® Fund. The Financial Select Sector SPDR® Fund is an exchange-traded fund that seeks to provide investment results that, before expenses, correspond generally to the price and yield performance of publicly traded equity securities of companies in the Financial Select Sector Index. The Financial Select Sector Index represents the financial segment of the S&P® Total Market Index.

The Select Sector SPDR Trust is a registered investment company that consists of eleven separate investment portfolios, including the Financial Select Sector SPDR® Fund. Information filed by the Select Sector SPDR Trust with the SEC under the Securities Exchange Act and the Investment Company Act can be found by reference to its SEC file numbers: 333-57791 and 811-08837. Shares of the Financial Select Sector SPDR® Fund are listed on the NYSE Arca under ticker symbol “XLF.” Information from outside sources is not incorporated by reference in, and should not be considered part of, this pricing supplement or any accompanying underlying supplement, product supplement, the prospectus supplement or the prospectus.

Information as of market close on November 19, 2019:

Bloomberg Ticker Symbol:	XLF UP
Current Closing Level:	$29.87
52 Weeks Ago (on 11/20/2018):	$26.19
52 Week High (on 11/19/2019):	$29.87
52 Week Low (on 12/24/2018):	$22.31

The following graph sets forth the daily closing levels of the Financial Select Sector SPDR® Fund for the period from January 2, 2014 through November 19, 2019. The related table sets forth the published high and low closing levels, as well as end-of-quarter closing levels, of the Financial Select Sector SPDR® Fund for each quarter in the same period. The closing level of the Financial Select Sector SPDR® Fund on November 19, 2019 was $29.87. We obtained the information in the table and graph below from Bloomberg Financial Markets without independent verification. You should not take the historical values of the Financial Select Sector SPDR® Fund as an indication of its future performance, and no assurance can be given as to the closing level of the Financial Select Sector SPDR® Fund on the Valuation Date.

November 2019	Page 25

PLUS Based on the Value of a Weighted Basket Consisting of Six Basket Components due December 24, 2020

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Financial Select Sector SPDR® Fund Daily Closing Levels January 2, 2014 to November 19, 2019

Financial Select Sector SPDR® Fund	High	Low	Period End
2014
First Quarter	$18.25	$16.67	$18.14
Second Quarter	$18.60	$17.28	$18.47
Third Quarter	$19.33	$17.99	$18.81
Fourth Quarter	$20.33	$17.90	$20.08
2015
First Quarter	$20.08	$18.68	$19.58
Second Quarter	$20.52	$19.56	$19.80
Third Quarter	$20.77	$18.09	$18.40
Fourth Quarter	$20.16	$18.41	$19.31
2016
First Quarter	$19.05	$15.99	$18.28
Second Quarter	$19.36	$17.42	$18.54
Third Quarter	$19.95	$18.17	$19.30
Fourth Quarter	$23.75	$19.21	$23.25
2017
First Quarter	$25.24	$22.95	$23.73
Second Quarter	$24.69	$22.90	$24.67
Third Quarter	$25.86	$23.88	$25.86
Fourth Quarter	$28.22	$26.05	$27.91
2018
First Quarter	$30.17	$26.82	$27.57
Second Quarter	$28.34	$26.36	$26.59
Third Quarter	$28.98	$26.48	$27.58
Fourth Quarter	$28.19	$22.31	$23.82
2019
First Quarter	$26.90	$23.48	$25.71
Second Quarter	$28.07	$26.01	$27.60
Third Quarter	$28.69	$25.98	$28.00
Fourth Quarter (through November 19, 2019)	$29.87	$26.78	$29.87

November 2019	Page 26

PLUS Based on the Value of a Weighted Basket Consisting of Six Basket Components due December 24, 2020

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

The Basket

The following tables and graph are calculated to show the performance of the basket during the period from January 2, 2014 through November 19, 2019, assuming the Basket Components were equally weighted such that the Initial Basket Level was 100 on November 19, 2019.

Information as of market close on November 19, 2019:

Current Closing Level:	100
52 Weeks Ago (on 11/20/2018):	86.979
52 Week High (on 11/15/2019):	100.1372
52 Week Low (on 12/24/2018):	77.0781

The second table sets forth the high and low closing levels, as well as end-of-quarter closing levels, of the Basket for each quarter in the same period. We obtained the information in the table and graph below from Bloomberg Financial Markets without independent verification. You should not take the historical values of the Basket as an indication of its future performance, and no assurance can be given as to the closing level of the Basket on the Valuation Date.

Basket Daily Closing Levels January 2, 2014 to November 19, 2019

November 2019	Page 27

PLUS Based on the Value of a Weighted Basket Consisting of Six Basket Components due December 24, 2020

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Basket	High	Low	Period End
2014
First Quarter	69.114	64.0298	69.0827
Second Quarter	71.5573	66.1001	71.5192
Third Quarter	72.4714	68.2046	69.9339
Fourth Quarter	75.3906	66.2657	72.9467
2015
First Quarter	77.5087	70.4554	76.0394
Second Quarter	78.3894	75.4976	76.3086
Third Quarter	77.9781	67.2118	68.4173
Fourth Quarter	75.8365	68.4173	71.989
2016
First Quarter	70.7792	61.5492	69.4919
Second Quarter	71.8947	65.7456	69.1784
Third Quarter	73.7612	68.3446	72.78
Fourth Quarter	80.3712	70.7987	79.035
2017
First Quarter	83.8613	79.2279	82.3713
Second Quarter	85.2862	80.3918	84.3097
Third Quarter	88.1045	83.4955	88.1045
Fourth Quarter	93.3011	88.595	92.6586
2018
First Quarter	98.3667	88.4115	90.6543
Second Quarter	94.8082	88.8719	91.3773
Third Quarter	97.5838	91.1887	96.8871
Fourth Quarter	96.9305	77.0781	81.3179
2019
First Quarter	92.73	79.6892	92.73
Second Quarter	95.6103	88.3572	94.7759
Third Quarter	96.3062	89.2727	93.5811
Fourth Quarter (through November 19, 2019)	100.1372	91.8098	100

November 2019	Page 28

PLUS Based on the Value of a Weighted Basket Consisting of Six Basket Components due December 24, 2020

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

United States Federal Tax Considerations

This discussion supplements and, to the extent inconsistent therewith, supersedes the discussion in the accompanying product supplement under “Material United States Federal Income Tax Considerations.”

There are no statutory, judicial or administrative authorities that address the U.S. federal income tax treatment of the securities or instruments that are similar to the securities. In the opinion of our counsel, Davis Polk & Wardwell LLP, which is based on current market conditions, a security should be treated as a prepaid financial contract that is an “open transaction” for U.S. federal income tax purposes. However, there is uncertainty regarding this treatment.

Assuming this treatment of the securities is respected and subject to the discussion in “Material United States Federal Income Tax Considerations” in the accompanying product supplement, the following U.S. federal income tax consequences should result:

▪	You should not recognize taxable income over the term of the securities prior to maturity, other than pursuant to a sale or other disposition.

▪	Upon a sale or other disposition (including retirement) of a security, you should recognize gain or loss equal to the difference between the amount realized and your tax basis in the security. Subject to the discussion below concerning the potential application of the “constructive ownership” rules under Section 1260 of the Internal Revenue Code of 1986, as amended (the “Code”), such gain or loss should be long-term capital gain or loss if you held the security for more than one year.

Even if the treatment of the securities as described herein is respected, there is a substantial risk that your purchase of a security will be treated as entry into a “constructive ownership transaction,” within the meaning of Section 1260 of the Code. In that case, all or a portion of any long-term capital gain you would otherwise recognize in respect of your securities would be recharacterized as ordinary income to the extent such gain exceeded the “net underlying long-term capital gain.” Any long-term capital gain recharacterized as ordinary income under Section 1260 would be treated as accruing at a constant rate over the period you held your securities, and you would be subject to an interest charge in respect of the deemed tax liability on the income treated as accruing in prior tax years. Due to the lack of governing authority under Section 1260, our counsel is not able to opine as to whether or how Section 1260 applies to the securities. You should read the section entitled “Material United States Federal Income Tax Considerations—U.S. Holders—Constructive Ownership Transaction Rules” in the relevant product supplement for additional information and consult your tax advisor regarding the potential application of the “constructive ownership” rule.

We do not plan to request a ruling from the IRS regarding the treatment of the securities, and the IRS or a court might not agree with the treatment described herein. In particular, the IRS could treat the securities as contingent payment debt instruments, in which case the tax consequences of ownership and disposition of the securities, including the timing and character of income recognized, could be materially and adversely affected. Moreover, the U.S. Treasury Department and the IRS have requested comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar financial instruments and have indicated that such transactions may be the subject of future regulations or other guidance. In addition, members of Congress have proposed legislative changes to the tax treatment of derivative contracts. Any legislation, Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. You should consult your tax advisor regarding possible alternative tax treatments of the securities and potential changes in applicable law.

Non-U.S. Holders. Subject to the discussions in the next paragraph and in “Material United States Federal Income Tax Considerations” in the accompanying product supplement, if you are a Non-U.S. Holder (as defined in the accompanying product supplement) of the securities, you generally should not be subject to U.S. federal withholding or income tax in respect of any amount paid to you with respect to the securities, provided that (i) income in respect of the securities is not effectively connected with your conduct of a trade or business in the United States, and (ii) you comply with the applicable certification requirements.

November 2019	Page 29

PLUS Based on the Value of a Weighted Basket Consisting of Six Basket Components due December 24, 2020

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

As discussed under “Material United States Federal Income Tax Considerations—Non-U.S. Holders Generally—Substitute Dividend and Dividend Equivalent Payments” in the accompanying product supplement, Section 871(m) of the Code generally imposes a 30% withholding tax on “dividend equivalents” paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities. Treasury regulations under Section 871(m), as modified by an IRS notice, exclude from their scope financial instruments issued prior to January 1, 2021 that do not have a “delta” of one with respect to any U.S. equity. Based on the terms of the securities and representations provided by us, our counsel is of the opinion that the securities should not be treated as transactions that have a “delta” of one within the meaning of the regulations with respect to any U.S. equity and, therefore, should not be subject to withholding tax under Section 871(m).

A determination that the securities are not subject to Section 871(m) is not binding on the IRS, and the IRS may disagree with this determination. Moreover, Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to a U.S. equity to which the securities relate. You should consult your tax advisor regarding the potential application of Section 871(m) to the securities.

If withholding tax applies to the securities, we will not be required to pay any additional amounts with respect to amounts withheld.

FATCA.  You should review the section entitled “Material United States Federal Income Tax Considerations—Securities Held Through Foreign Entities” in the accompanying product supplement regarding withholding rules under the “FATCA” regime. The discussion in that section is hereby modified to reflect regulations proposed by the U.S. Treasury Department indicating an intent to eliminate the requirement under FATCA of withholding on gross proceeds of the disposition of affected financial instruments. The U.S. Treasury Department has indicated that taxpayers may rely on these proposed regulations pending their finalization.

You should read the section entitled “Material United States Federal Income Tax Considerations” in the accompanying product supplement. The preceding discussion, when read in combination with that section, constitutes the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of owning and disposing of the securities.

You should also consult your tax advisor regarding all aspects of the U.S. federal income and estate tax consequences of an investment in the securities and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

November 2019	Page 30

PLUS Based on the Value of a Weighted Basket Consisting of Six Basket Components due December 24, 2020

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Supplemental Plan of Distribution

Under the terms and subject to the conditions contained in a distribution agreement dated May 7, 2007, as amended, which we refer to as the distribution agreement, we have agreed to sell the securities to CSSU. The distribution agreement provides that CSSU is obligated to purchase all of the securities if any are purchased.

CSSU will offer the securities at the offering price set forth on the cover page of this pricing supplement and will receive underwriting discounts and commissions of $0.225 per $10 principal amount of securities. MSSB and its financial advisors will collectively receive from CSSU discounts and commissions of $0.225 for each security they sell, of which $0.05 per $10 principal amount of securities reflects a structuring fee. CSSU may reallow some or all of the discount on the principal amount per security on sales of such securities by other brokers or dealers. If all of the securities are not sold at the initial offering price, CSSU may change the public offering price and other selling terms.

An affiliate of Credit Suisse has paid or may pay in the future a fixed amount to broker dealers in connection with the costs of implementing systems to support these securities.

We expect to deliver the securities against payment for the securities on the Settlement Date indicated herein, which may be a date that is greater than two business days following the Trade Date. Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in two business days, unless the parties to a trade expressly agree otherwise. Accordingly, if the Settlement Date is more than two business days after the Trade Date, purchasers who wish to transact in the securities more than two business days prior to the Settlement Date will be required to specify alternative settlement arrangements to prevent a failed settlement.

The agent for this offering, CSSU, is our affiliate. In accordance with FINRA Rule 5121, CSSU may not make sales in this offering to any of its discretionary accounts without the prior written approval of the customer. A portion of the net proceeds from the sale of the securities will be used by CSSU or one of its affiliates in connection with hedging our obligations under the securities.

For further information, please refer to “Underwriting (Conflicts of Interest)” in any accompanying product supplement.

November 2019	Page 31

PLUS Based on the Value of a Weighted Basket Consisting of Six Basket Components due December 24, 2020

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Validity of the Securities

In the opinion of Davis Polk & Wardwell LLP, as United States counsel to Credit Suisse, when the securities offered by this pricing supplement have been executed and issued by Credit Suisse and authenticated by the trustee pursuant to the indenture, and delivered against payment therefor, such securities will be valid and binding obligations of Credit Suisse, enforceable against Credit Suisse in accordance with their terms, subject to (i) applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, (ii) possible judicial or regulatory actions giving effect to governmental actions or foreign laws affecting creditors’ rights and (iii) concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above. This opinion is given as of the date of this pricing supplement and is limited to the laws of the State of New York, except that such counsel expresses no opinion as to the application of state securities or Blue Sky laws to the securities. Insofar as this opinion involves matters governed by Swiss law, Davis Polk & Wardwell LLP has relied, without independent inquiry or investigation, on the opinion of Homburger AG, dated August 23, 2019 and filed by Credit Suisse as an exhibit to a Current Report on Form 6-K on August 23, 2019. The opinion of Davis Polk & Wardwell LLP is subject to the same assumptions, qualifications and limitations with respect to such matters as are contained in the opinion of Homburger AG. In addition, the opinion of Davis Polk & Wardwell LLP is subject to customary assumptions about the establishment of the terms of the securities, the trustee’s authorization, execution and delivery of the indenture and its authentication of the securities, and the validity, binding nature and enforceability of the indenture with respect to the trustee, all as stated in the opinion of Davis Polk & Wardwell LLP dated August 23, 2019, which was filed by Credit Suisse as an exhibit to a Current Report on Form 6-K on August 23, 2019. Davis Polk & Wardwell LLP expresses no opinion as to waivers of objections to venue, the subject matter or personal jurisdiction of a United States federal court or the effectiveness of service of process other than in accordance with applicable law. In addition, such counsel notes that the enforceability in the United States of Section 10.08(c) of the indenture is subject to the limitations set forth in the United States Foreign Sovereign Immunities Act of 1976.

November 2019	Page 32